Aflac Incorporated Announces Second Quarter 2026 Results,
Declares Third Quarter Dividend
COLUMBUS, Ga. - August 6, 2026 - Aflac Incorporated (NYSE: AFL) today reported its second quarter results.
For the Quarter
•Total revenues were $4.1 billion, which was a 1.0% decrease year over year.
•Net earnings were $825 million, or $1.63 per diluted share, compared with $599 million, or $1.11 per diluted share a year ago.
•Adjusted earnings* were $883 million, compared with $957 million a year ago, reflecting a decrease of 7.7%.
•Adjusted earnings per diluted share* decreased 1.7% to $1.75.
•The annualized return on average shareholders’ equity was 10.9%.
•The annualized adjusted return on equity excluding foreign currency remeasurement* was 16.6%.
•The company returned $1.3 billion to shareholders, consisting of $983 million in share repurchase and $309 million in dividends.
Commenting on the company’s results, Aflac Incorporated Chairman and Chief Executive Officer Daniel P. Amos stated: "Aflac delivered solid earnings for the quarter and for the first six months. These results reflect execution of our strategy, driving long-term value for shareholders. In Japan, we have secured new opportunities through successful product initiatives including Anshin Palette (medical insurance), Miraito (cancer insurance) and Tsumitasu (life insurance). In the U.S., our focus is on meeting the evolving needs of employers and their employees with supplemental health products and related benefits.
"We continue to pursue more profitable growth and the tactical, opportunistic deployment of capital. We treasure our 2025 milestone of 43 consecutive years of dividend increases, and the Board set us on a path to extend this record in 2026. We intend to continue our balanced approach of investing in growth and driving long-term value."

AFLAC INCORPORATED CONSOLIDATED RESULTS

AFLAC INCORPORATED SELECTED OPERATING RESULTS FOR THE QUARTER
(IN MILLIONS, EXCEPT FOR PER-SHARE AMOUNTS)

	2Q26	2Q25	% Change

Total revenues	$4,117	$4,160	(1.0)%
Net earnings	825	599	37.7%
Adjusted earnings*	883	957	(7.7)%
Net earnings per share (diluted)	1.63	1.11	46.8%
Adjusted earnings per share (diluted)*	1.75	1.78	(1.7)%
Total shareholders' equity	30,312	27,200	11.4%
Total liabilities and shareholders' equity	115,961	124,736	(7.0)%

Total revenues were $4.1 billion in the second quarter of 2026, compared with $4.2 billion in the second quarter of 2025. Net earnings were $825 million, or $1.63 per diluted share, compared with $599 million, or $1.11 per diluted share a year ago. Net earnings in the second quarter of 2026 included net investment losses of $153 million, or $0.30 per diluted share, compared with net investment losses of $421 million, or $0.78 per diluted share a year ago. These net investment losses include net losses from sales and redemptions of $238 million; $77 million of current expected credit losses (CECL); impairments of $11 million; offset by an $87 million gain from an increase in the fair value of equity securities; and net gains of $86 million on certain derivatives and foreign currency activities.
Adjusted earnings* in the second quarter were $883 million, compared with $957 million in the second quarter of 2025, reflecting a decrease of 7.7%. Adjusted earnings per diluted share* decreased 1.7% to $1.75 in the quarter. The average yen/dollar exchange rate in the second quarter of 2026 was 159.45, or 9.3% weaker than the average rate of 144.60 in the second quarter of 2025. The weaker yen/dollar exchange rate had a negative $0.05 impact on adjusted earnings per share.
Shareholders’ equity was $30.3 billion, or $60.35 per share, at June 30, 2026, compared with $27.2 billion, or $50.86 per share, at June 30, 2025. Shareholders’ equity at the end of the second quarter included a cumulative increase of $10.4 billion for the effect of the change in discount rate assumptions on insurance reserves, compared with a corresponding cumulative increase of $5.6 billion at June 30, 2025 and a net unrealized loss on investment securities and derivatives of $2.8 billion, compared with a net unrealized loss of $1.8 billion at June 30, 2025. Shareholders’ equity at the end of the second quarter also included an unrealized foreign currency translation loss of $5.0 billion, compared with an unrealized foreign currency translation loss of $4.3 billion at June 30, 2025.
For the first six months of 2026, total revenues were up 12.0% to $8.5 billion, compared with $7.6 billion in the first half of 2025. Net earnings were $1.8 billion, or $3.61 per diluted share, compared with $628 million, or $1.16 per diluted share, for the first six months of 2025. Adjusted earnings for the first half of 2026 were $1.8 billion, or $3.50 per diluted share, compared with $1.9 billion, or $3.43 per diluted share, in 2025. For the first six months, the average exchange rate was 158.14, or 6.2% weaker than the rate of 148.32 a year ago. Excluding the negative impact of $0.07 per share from the weaker yen/dollar exchange rate, adjusted earnings per diluted share increased 4.1% to $3.57 for the first six months of 2026.
Shareholders’ equity excluding accumulated other comprehensive income (AOCI), or adjusted book value,* was $27.6 billion, or $55.01 per share at June 30, 2026, compared with $27.7 billion, or $51.78 per share, at June 30, 2025. Adjusted book value excluding foreign currency remeasurement* was $20.7 billion, or $41.22 per share at June 30, 2026, compared with $23.0 billion, or $42.97 per share, at June 30, 2025. The annualized adjusted return on equity excluding foreign currency remeasurement* in the second quarter was 16.6%.

AFLAC JAPAN

AFLAC JAPAN SELECTED OPERATING RESULTS FOR THE QUARTER
(IN BILLIONS OF YEN AND MILLIONS OF DOLLARS)

	2Q26	2Q25	% Change	2Q26	2Q25	% Change

Total net earned premiums	¥245	¥255	(3.7)%	$1,537	$1,761	(12.7)%
Yen-denominated investment income	30	36	(14.9)%	190	246	(22.8)%
U.S. dollar-denominated investment income	70	67	4.2%	438	464	(5.6)%
Adjusted net investment income	98	101	(2.9)%	616	699	(11.9)%
Total adjusted revenues	345	357	(3.6)%	2,161	2,472	(12.6)%
Total benefits and claims, net	157	169	(7.5)%	983	1,172	(16.1)%
Total adjusted expenses	70	74	(5.6)%	437	509	(14.1)%
Pretax adjusted earnings	118	114	3.4%	741	790	(6.2)%

			Change in bps
Premium persistency (12-mo. rolling)	92.7%	93.7%	(100)
Total benefits and claims, net / Total net earned premiums	64.0%	66.5%	(250)
Total adjusted expenses / Total adjusted revenues	20.2%	20.6%	(40)
Pretax adjusted earnings / Total adjusted revenues	34.3%	32.0%	230

In yen terms, Aflac Japan's net earned premiums were ¥245.1 billion for the quarter, or 3.7% lower than a year ago, mainly due to the impact of a new external reinsurance transaction for WAYS and Tsumitasu as well as limited pay products reaching paid-up status. Adjusted net investment income decreased 2.9% to ¥98.3 billion, primarily due to reduced call income and lower dollar-denominated floating-rate income partially offset by higher income on U.S. dollar-denominated assets due to the weakening of the yen and higher dollar-denominated fixed-rate income. Total adjusted revenues in yen declined 3.6% to ¥344.6 billion. Pretax adjusted earnings in yen for the quarter increased 3.4% on a reported basis to ¥118.2 billion, primarily driven by favorable benefits. Pretax adjusted earnings decreased 2.1% on a currency-neutral basis. The pretax adjusted profit margin for the Japan segment was 34.3%, compared with 32.0% a year ago.
For the first six months, net earned premiums in yen were ¥491.8 billion, or 3.8% lower than a year ago. Adjusted net investment income increased 0.4% to ¥191.0 billion. Total adjusted revenues in yen were down 2.6% to ¥685.4 billion. Pretax adjusted earnings were ¥237.3 billion, or 5.8% higher than a year ago. As a result, the pretax adjusted profit margin for the Japan segment was 34.6%, compared with 31.9% a year ago.
In dollar terms, net earned premiums decreased 12.7% to $1.5 billion in the second quarter. Adjusted net investment income decreased 11.9% to $616 million. Total adjusted revenues declined by 12.6% to $2.2 billion. Pretax adjusted earnings declined 6.2% to $741 million.
For the first six months, net earned premiums in dollars were $3.1 billion, or 9.6% lower than a year ago. Adjusted net investment income decreased 6.1% to $1.2 billion. Total adjusted revenues were down 8.7% to $4.3 billion. Pretax adjusted earnings were $1.5 billion, or 0.8% lower than a year ago.
For the quarter, total new annualized premium sales (sales) decreased 5.6% to ¥19.6 billion, or $123 million, reflecting a high prior-year sales baseline for Miraito cancer insurance following its launch in March 2025, partially offset by strong growth in the refreshed Tsumitasu savings-type life insurance and Anshin Palette, the new medical insurance product launched in December 2025. For the first six months, sales increased 7.0% to ¥37.3 billion, or $235 million.

AFLAC U.S.

AFLAC U.S. SELECTED OPERATING RESULTS FOR THE QUARTER
(IN MILLIONS OF DOLLARS)

	2Q26	2Q25	% Change

Total net earned premiums	$1,539	$1,504	2.3%
Adjusted net investment income	208	207	0.5%
Total adjusted revenues	1,771	1,728	2.5%
Total benefits and claims, net	762	712	7.0%
Total adjusted expenses	639	628	1.8%
Pretax adjusted earnings	370	388	(4.6)%

			Change in bps
Persistency rate (12-mo. rolling)	79.4%	79.2%	20
Total benefits and claims, net / Total net earned premiums	49.5%	47.3%	220
Total adjusted expenses / Total adjusted revenues	36.1%	36.3%	(20)
Pretax adjusted earnings / Total adjusted revenues	20.9%	22.5%	(160)

Aflac U.S. net earned premiums increased 2.3% to $1.5 billion in the second quarter compared to the prior year, reflecting improved sales and continued strong persistency. Adjusted net investment income increased 0.5% to $208 million. Total adjusted revenues were up 2.5% to $1.8 billion. Pretax adjusted earnings were $370 million, 4.6% lower than a year ago, primarily driven by higher benefits. The pretax adjusted profit margin for the U.S. segment was 20.9%, compared with 22.5% a year ago.
For the first six months, net earned premiums increased 2.9% to $3.1 billion. Adjusted net investment income remained flat at $409 million. Total adjusted revenues were up 2.9% to $3.6 billion. Pretax adjusted earnings were $733 million, 1.7% lower than a year ago. As a result, the pretax adjusted profit margin for the U.S. segment was 20.6%, compared with 21.6% a year ago.
Aflac U.S. sales increased 2.6% in the quarter to $349 million, primarily benefiting from sales of group voluntary benefits and network dental and vision products. For the first six months, total new sales increased 2.8% to $667 million.

CORPORATE AND OTHER

CORPORATE AND OTHER SELECTED OPERATING RESULTS
(IN MILLIONS OF DOLLARS)

	2Q26	2Q25	% Change

Total net earned premiums	$176	$206	(14.6)%
Adjusted net investment income	114	128	(10.9)%
Total adjusted revenues	291	336	(13.4)%
Total benefits and claims, net	106	126	(15.9)%
Interest expense	62	51	21.6%
Other adjusted expenses	133	139	(4.3)%
Total benefits and adjusted expenses	301	316	(4.7)%
Pretax adjusted earnings	(10)	20	(150.0)%
For the quarter, total adjusted revenues decreased 13.4% to $291 million. Pretax adjusted earnings were a loss of $10 million, compared with a $20 million gain last year, primarily driven by lower adjusted net investment income from reduced short-term income and reduced hedge benefits that were partially offset by higher fixed-rate income. Higher interest expense and runoff impacts from closed blocks of business also contributed to the net loss for the quarter.

For the first six months, total adjusted revenues decreased 11.9% to $583 million. Pretax adjusted earnings were a loss of $10 million, compared with a gain of $63 million a year ago.

SHAREHOLDER DIVIDEND
The board of directors declared the third quarter dividend of $0.61 per share, payable on September 1, 2026 to shareholders of record at the close of business on August 19, 2026.

*See Non-U.S. GAAP Financial Measures section for an explanation of foreign exchange and its impact on the financial statements and definitions of the non-U.S. GAAP financial measures used in this earnings release, as well as a reconciliation of such non-U.S. GAAP financial measures to the most comparable U.S. GAAP financial measures.

ABOUT AFLAC INCORPORATED

Aflac Incorporated (NYSE: AFL), a Fortune 500 company, has helped provide financial protection and peace of mind for more than seven decades to millions of policyholders and customers through its subsidiaries in the U.S. and Japan. In the U.S., Aflac is the No. 1 provider of supplemental health insurance products.1 In Japan, Aflac Life Insurance Japan is the leading provider of cancer and medical insurance in terms of policies in force.2 The company takes pride in being there for its policyholders when they need us most, as well as being included in the World’s Most Ethical Companies by Ethisphere for 20 consecutive years (2026) and Fortune’s World’s Most Admired Companies for 25 years (2026). In addition, the company became a signatory of the Principles for Responsible Investment (PRI) in 2021. To find out how to get help with expenses health insurance doesn't cover, get to know us at aflac.com or aflac.com/espanol.

1 LIMRA 2025 U.S. Supplemental Health Insurance Total Market Report
2 As of March 31, 2025, Aflac estimates based on company data

Aflac Incorporated periodically provides information for investors on its corporate website, investors.aflac.com, including information regarding its commitment to corporate social responsibility and sustainability, press releases, financial information, SEC filings, corporate governance materials, annual meeting information, and other information that may be important to investors.

A copy of Aflac’s financial supplement for the quarter can be found at investors.aflac.com.

Aflac Incorporated will webcast its second quarter 2026 earnings conference call on Friday, August 7, 2026 at 8:00 a.m. (ET) .

Note: Tables within this document may not foot due to rounding.

AFLAC INCORPORATED AND SUBSIDIARIES CONDENSED INCOME STATEMENT
(UNAUDITED – IN MILLIONS, EXCEPT FOR SHARE AND PER-SHARE AMOUNTS)

THREE MONTHS ENDED JUNE 30,	2026	2025	% Change
Total revenues	$4,117	$4,160	(1.0)%
Benefits and claims, net	1,852	2,010	(7.9)
Total acquisition and operating expenses	1,270	1,328	(4.4)
Earnings before income taxes	995	822	21.0
Income taxes	170	223
Net earnings	$825	$599	37.7%
Net earnings per share – basic	$1.64	$1.12	46.4%
Net earnings per share – diluted	1.63	1.11	46.8
Shares used to compute earnings per share (000):
Basic	504,123	536,688	(6.1)%
Diluted	505,578	538,425	(6.1)
Dividends paid per share	$0.61	$0.58	5.2%

AFLAC INCORPORATED AND SUBSIDIARIES CONDENSED INCOME STATEMENT
(UNAUDITED – IN MILLIONS, EXCEPT FOR SHARE AND PER-SHARE AMOUNTS)

SIX MONTHS ENDED JUNE 30,	2026	2025	% Change
Total revenues	$8,463	$7,558	12.0%
Benefits and claims, net	3,684	3,955	(6.9)
Total acquisition and operating expenses	2,559	2,636	(2.9)
Earnings before income taxes	2,220	967	129.6
Income taxes	376	339
Net earnings	$1,844	$628	193.6%
Net earnings per share – basic	$3.63	$1.16	212.9%
Net earnings per share – diluted	3.61	1.16	211.2
Shares used to compute earnings per share (000):
Basic	508,572	540,676	(5.9)%
Diluted	510,150	542,629	(6.0)
Dividends paid per share	$1.22	$1.16	5.2%

AFLAC INCORPORATED AND SUBSIDIARIES CONDENSED BALANCE SHEET
(UNAUDITED – IN MILLIONS, EXCEPT FOR SHARE AMOUNTS)

JUNE 30,	2026	2025	% Change
Assets:
Total investments and cash	$103,003	$111,769	(7.8)%
Deferred policy acquisition costs	8,948	9,296	(3.7)
Other assets	4,010	3,671	9.2
Total assets	$115,961	$124,736	(7.0)%
Liabilities and shareholders’ equity:
Policy liabilities	$64,348	$78,904	(18.4)%
Notes payable and lease obligations	8,729	8,933	(2.3)
Other liabilities	12,572	9,699	29.6
Shareholders’ equity	30,312	27,200	11.4
Total liabilities and shareholders’ equity	$115,961	$124,736	(7.0)%
Shares outstanding at end of period (000)	502,257	534,809	(6.1)%

NON-U.S. GAAP FINANCIAL MEASURES
This document includes references to the Company’s financial performance measures which are not calculated in accordance with United States generally accepted accounting principles (U.S. GAAP) (non-U.S. GAAP). The financial measures exclude items that the Company believes may obscure the underlying fundamentals and trends in insurance operations because they tend to be driven by general economic conditions and events or related to infrequent activities not directly associated with insurance operations.
Due to the size of Aflac Japan, where the functional currency is the Japanese yen, fluctuations in the yen/dollar exchange rate can have a significant effect on reported results. In periods when the Japanese yen weakens, translating Japanese yen into U.S. dollars results in fewer U.S. dollars being reported. When the Japanese yen strengthens, translating Japanese yen into U.S. dollars results in more U.S. dollars being reported. Consequently, Japanese yen weakening has the effect of suppressing current period results in relation to the comparable prior period, while Japanese yen strengthening has the effect of magnifying current period results in relation to the comparable prior period. A significant portion of the Company’s business is conducted in Japanese yen and never converted into U.S. dollars but translated into U.S. dollars for U.S. GAAP reporting purposes, which results in foreign currency impact to earnings, cash flows and book value on a U.S. GAAP basis. Management evaluates the Company's financial performance both including and excluding the impact of foreign currency translation to monitor, respectively, cumulative currency impacts and the currency-neutral operating performance over time. The average yen/dollar exchange rate is based on the published MUFG Bank, Ltd. telegraphic transfer middle rate (TTM).
The company defines the non-U.S. GAAP financial measures included in this earnings release as follows:
•Adjusted earnings are adjusted revenues less benefits and adjusted expenses. Adjusted earnings per share (basic or diluted) are the adjusted earnings for the period divided by the weighted average outstanding shares (basic or diluted) for the period presented. The adjustments to both revenues and expenses account for certain items that are outside of management’s control because they tend to be driven by general economic conditions and events or are related to infrequent activities not directly associated with insurance operations. Adjusted revenues are U.S. GAAP total revenues excluding adjusted net investment gains and losses. Adjusted expenses are U.S. GAAP total acquisition and operating expenses including the impact of interest from derivatives associated with notes payable but excluding any non-recurring or other items not associated with the normal course of the Company’s insurance operations and that do not reflect the Company's underlying business performance. Management uses adjusted earnings and adjusted earnings per diluted share to evaluate the financial performance of the Company’s insurance operations on a consolidated basis and believes that a presentation of these financial measures is vitally important to an understanding of the underlying profitability drivers and trends of the Company’s insurance business. The most comparable U.S. GAAP financial measures for adjusted earnings and adjusted earnings per share (basic or diluted) are net earnings and net earnings per share, respectively.
•Adjusted earnings excluding current period foreign currency impact are computed using the average foreign exchange rate for the comparable prior-year period, which eliminates fluctuations driven solely by foreign exchange rate changes. Adjusted earnings per diluted share excluding current period foreign currency impact is adjusted earnings excluding current period foreign currency impact divided by the weighted average outstanding diluted shares for the period presented. The Company considers adjusted earnings excluding current period foreign currency impact and adjusted earnings per diluted share excluding current period foreign currency impact important because a significant portion of the Company's business is conducted in Japan and foreign exchange rates are outside management’s control; therefore, the Company believes it is important to understand the impact of translating foreign currency (primarily Japanese yen) into U.S. dollars. The most comparable U.S. GAAP financial measures for adjusted earnings excluding current period foreign currency impact and adjusted earnings per diluted share excluding current period foreign currency impact are net earnings and net earnings per share, respectively.
•Adjusted return on equity is annualized adjusted earnings divided by average shareholders’ equity, excluding accumulated other comprehensive income. Management uses adjusted return on equity to evaluate the financial performance of the Company’s insurance operations on a consolidated basis and believes that a presentation of this financial measure is vitally important to an understanding of the underlying profitability drivers and trends of the Company’s insurance business. The Company considers adjusted return on equity important as it excludes components of accumulated other comprehensive income, which fluctuate due to market movements that are outside management's control. The most comparable U.S. GAAP financial measure for adjusted return on equity is return on equity as determined using annualized net earnings and average total shareholders’ equity.
•Adjusted return on equity excluding foreign currency remeasurement is annualized adjusted earnings divided by average shareholders’ equity, excluding both accumulated other comprehensive income and the cumulative (beginning January 1, 2021) foreign currency gains/losses associated with i) foreign currency remeasurement and ii) sales and redemptions of invested assets. The Company considers adjusted return on equity excluding foreign currency remeasurement important because it excludes both accumulated other comprehensive income and the cumulative foreign currency remeasurement gains/losses, which fluctuate due to market movements that are outside management's control. The most comparable U.S. GAAP financial measure for adjusted return on equity excluding foreign currency remeasurement is return on equity as determined using annualized net earnings and average total shareholders’ equity.

•Amortized hedge costs/income represent costs/income incurred or recognized as a result of using foreign currency derivatives to hedge certain foreign currency exchange risks. These amortized hedge costs/income are estimated at the inception of the derivatives based on the specific terms of each contract and are recognized on a straight-line basis over the contractual term of the derivative. The Company believes that amortized hedge costs/income measure the periodic currency risk management costs/income related to hedging certain foreign currency exchange risks and are an important component of net investment income. There is no comparable U.S. GAAP financial measure for amortized hedge costs/income.
•Adjusted book value is the U.S. GAAP book value (representing total shareholders’ equity), less accumulated other comprehensive income as recorded on the U.S. GAAP balance sheet. Adjusted book value per common share is adjusted book value at the period end divided by the ending outstanding common shares for the period presented. The Company considers adjusted book value and adjusted book value per common share important as they exclude accumulated other comprehensive income, which fluctuates due to market movements that are outside management’s control. The most comparable U.S. GAAP financial measures for adjusted book value and adjusted book value per common share are total book value and total book value per common share, respectively.
•Adjusted book value excluding foreign currency remeasurement is the U.S. GAAP book value (representing total shareholders’ equity), less accumulated other comprehensive income as recorded on the U.S. GAAP balance sheet and excluding the cumulative (beginning January 1, 2021) foreign currency gains/losses associated with i) foreign currency remeasurement and ii) sales and redemptions of invested assets. Adjusted book value excluding foreign currency remeasurement per common share is adjusted book value excluding foreign currency remeasurement at the period end divided by the ending outstanding common shares for the period presented. The Company considers adjusted book value excluding foreign currency remeasurement and adjusted book value excluding foreign currency remeasurement per common share important as they exclude both accumulated other comprehensive income and the cumulative foreign currency remeasurement gains/losses, which fluctuate due to market movements that are outside management's control. The most comparable U.S. GAAP financial measures for adjusted book value excluding foreign currency remeasurement and adjusted book value excluding foreign currency remeasurement per common share are total book value and total book value per common share, respectively.
•Adjusted net investment income is net investment income adjusted for i) amortized hedge cost/income related to foreign currency exposure management strategies and certain derivative activity, and ii) net interest income/expense from foreign currency and interest rate derivatives associated with certain investment strategies, which are reclassified from net investment gains and losses to net investment income. The Company considers adjusted net investment income important because it provides a more comprehensive understanding of the costs and income associated with the Company’s investments and related hedging strategies. The most comparable U.S. GAAP financial measure for adjusted net investment income is net investment income.
•Adjusted net investment gains and losses are net investment gains and losses adjusted for i) amortized hedge cost/income related to foreign currency exposure management strategies and certain derivative activity, ii) net interest income/expense from foreign currency and interest rate derivatives associated with certain investment strategies, which are both reclassified to net investment income, and iii) the impact of interest from derivatives associated with notes payable, which is reclassified to interest expense as a component of total adjusted expenses. The Company considers adjusted net investment gains and losses important as it represents the remainder amount that is considered outside management’s control, while excluding the components that are within management’s control and are accordingly reclassified to net investment income and interest expense. The most comparable U.S. GAAP financial measure for adjusted net investment gains and losses is net investment gains and losses.

RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(UNAUDITED – IN MILLIONS, EXCEPT FOR PER-SHARE AMOUNTS)

THREE MONTHS ENDED JUNE 30,	2026	2025	% Change

Net earnings	$825	$599	37.7%

Items impacting net earnings:
Adjusted net investment (gains) losses	106	377
Other and non-recurring (income) loss	—	—
Income tax (benefit) expense on items excluded from adjusted earnings	(48)	(19)

Adjusted earnings	883	957	(7.7)%
Current period foreign currency impact[1]	27	N/A
Adjusted earnings excluding current period foreign currency impact[2]	$910	$957	(4.9)%

Net earnings per diluted share	$1.63	$1.11	46.8%

Items impacting net earnings:
Adjusted net investment (gains) losses	0.21	0.70
Other and non-recurring (income) loss	—	—
Income tax (benefit) expense on items excluded from adjusted earnings	(0.09)	(0.04)

Adjusted earnings per diluted share	1.75	1.78	(1.7)%
Current period foreign currency impact[1]	0.05	N/A
Adjusted earnings per diluted share excluding current period foreign currency impact[2]	$1.80	$1.78	1.1%

1    Prior period foreign currency impact reflected as “N/A” to isolate change for current period only.
2    Amounts excluding current period foreign currency impact are computed using the average foreign currency exchange rate for the comparable prior-year period, which eliminates fluctuations driven solely by foreign currency exchange rate changes.

RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(UNAUDITED – IN MILLIONS, EXCEPT FOR PER-SHARE AMOUNTS)

SIX MONTHS ENDED JUNE 30,	2026	2025	% Change

Net earnings	$1,844	$628	193.6%

Items impacting net earnings:
Adjusted net investment (gains) losses	3	1,301
Other and non-recurring (income) loss	—	53
Income tax (benefit) expense on items excluded from adjusted earnings	(63)	(119)

Adjusted earnings	1,784	1,863	(4.2)%
Current period foreign currency impact[1]	35	N/A
Adjusted earnings excluding current period foreign currency impact[2]	$1,819	$1,863	(2.4)%

Net earnings per diluted share	$3.61	$1.16	211.2%

Items impacting net earnings:
Adjusted net investment (gains) losses	0.01	2.40
Other and non-recurring (income) loss	—	0.10
Income tax (benefit) expense on items excluded from adjusted earnings	(0.12)	(0.22)

Adjusted earnings per diluted share	3.50	3.43	2.0%
Current period foreign currency impact[1]	0.07	N/A
Adjusted earnings per diluted share excluding current period foreign currency impact[2]	$3.57	$3.43	4.1%

1    Prior period foreign currency impact reflected as “N/A” to isolate change for current period only.
2    Amounts excluding current period foreign currency impact are computed using the average foreign currency exchange rate for the comparable prior-year period, which eliminates fluctuations driven solely by foreign currency exchange rate changes.

RECONCILIATION OF NET INVESTMENT (GAINS) LOSSES TO ADJUSTED NET INVESTMENT (GAINS) LOSSES
(UNAUDITED – IN MILLIONS)

THREE MONTHS ENDED JUNE 30,	2026	2025	% Change

Net investment (gains) losses	$153	$421	(63.7)%

Items impacting net investment (gains) losses:
Amortized hedge costs	(12)	(11)
Amortized hedge income	19	30
Net interest income (expense) from derivatives associated with certain investment strategies	(54)	(64)
Impact of interest from derivatives associated with notes payable[1]	—	—

Adjusted net investment (gains) losses	$106	$377	(71.9)%

1    Amounts are included with interest expenses that are a component of adjusted expenses.

RECONCILIATION OF NET INVESTMENT INCOME TO ADJUSTED NET INVESTMENT INCOME
(UNAUDITED – IN MILLIONS)

THREE MONTHS ENDED JUNE 30,	2026	2025	% Change

Net investment income	$984	$1,081	(9.0)%

Items impacting net investment income:
Amortized hedge costs	(12)	(11)
Amortized hedge income	19	30
Net interest income (expense) from derivatives associated with certain investment strategies	(54)	(64)

Adjusted net investment income	$937	$1,036	(9.6)%

RECONCILIATION OF NET INVESTMENT (GAINS) LOSSES TO ADJUSTED NET INVESTMENT (GAINS) LOSSES
(UNAUDITED – IN MILLIONS)

SIX MONTHS ENDED JUNE 30,	2026	2025	% Change

Net investment (gains) losses	$104	$1,384	(92.5)%

Items impacting net investment (gains) losses:
Amortized hedge costs	(27)	(18)
Amortized hedge income	37	60
Net interest income (expense) from derivatives associated with certain investment strategies	(111)	(129)
Impact of interest from derivatives associated with notes payable[1]	—	4

Adjusted net investment (gains) losses	$3	$1,301	(99.8)%

1    Amounts are included with interest expenses that are a component of adjusted expenses.

RECONCILIATION OF NET INVESTMENT INCOME TO ADJUSTED NET INVESTMENT INCOME
(UNAUDITED – IN MILLIONS)

SIX MONTHS ENDED JUNE 30,	2026	2025	% Change

Net investment income	$1,940	$2,036	(4.7)%

Items impacting net investment income:
Amortized hedge costs	(27)	(18)
Amortized hedge income	37	60
Net interest income (expense) from derivatives associated with certain investment strategies	(111)	(129)

Adjusted net investment income	$1,839	$1,949	(5.6)%

RECONCILIATION OF U.S. GAAP BOOK VALUE TO ADJUSTED BOOK VALUE
(EXCLUDING FOREIGN CURRENCY REMEASUREMENT)
(UNAUDITED – IN MILLIONS, EXCEPT FOR SHARE AND PER-SHARE AMOUNTS)

JUNE 30,	2026	2025	% Change
U.S. GAAP book value	$30,312	$27,200
Less:
Unrealized foreign currency translation gains (losses)	(5,048)	(4,282)
Unrealized gains (losses) on securities and derivatives	(2,769)	(1,845)
Effect of changes in discount rate assumptions	10,415	5,594
Pension liability adjustment	83	42
Total AOCI	2,681	(491)
Adjusted book value	$27,631	$27,691
Less:
Foreign currency remeasurement gains (losses)	6,927	4,711
Adjusted book value excluding foreign currency remeasurement	$20,704	$22,980

Number of outstanding shares at end of period (000)	502,257	534,809

U.S. GAAP book value per common share	$60.35	$50.86	18.7%
Less:
Unrealized foreign currency translation gains (losses) per common share	(10.05)	(8.01)
Unrealized gains (losses) on securities and derivatives per common share	(5.51)	(3.45)
Effect of changes in discount rate assumptions per common share	20.74	10.46
Pension liability adjustment per common share	0.17	0.08
Total AOCI per common share	5.34	(0.92)
Adjusted book value per common share	$55.01	$51.78	6.2%
Less:
Foreign currency remeasurement gains (losses) per common share	13.79	8.81
Adjusted book value excluding foreign currency remeasurement per common share	$41.22	$42.97	(4.1)%

RECONCILIATION OF U.S. GAAP RETURN ON EQUITY (ROE) TO ADJUSTED ROE
(EXCLUDING IMPACT OF FOREIGN CURRENCY)

THREE MONTHS ENDED JUNE 30,	2026	2025
U.S. GAAP ROE - Net earnings[1]	10.9%	9.0%
Impact of excluding unrealized foreign currency translation gains (losses)	(2.0)	(1.5)
Impact of excluding unrealized gains (losses) on securities and derivatives	(1.1)	(0.5)
Impact of excluding effect of changes in discount rate assumptions	3.9	1.6
Impact of excluding pension liability adjustment	—	—
Impact of excluding AOCI	0.9	(0.4)
U.S. GAAP ROE - less AOCI	11.9	8.6
Differences between adjusted earnings and net earnings[2]	0.8	5.1
Adjusted ROE - reported	12.7	13.7
Impact of excluding gains (losses) associated with foreign currency remeasurement[3]	3.9	2.9
Adjusted ROE, excluding foreign currency remeasurement	16.6	16.6

1    U.S. GAAP ROE is calculated by dividing net earnings (annualized) by average shareholders' equity.
2    See separate reconciliation of net income to adjusted earnings.
3    Impact of gains/losses associated with foreign currency remeasurement is calculated by excluding the cumulative (beginning January 1, 2021) foreign currency gains/losses associated with i) foreign currency remeasurement and ii) sales and redemptions of invested assets. The impact is the difference of adjusted return on equity - reported compared with adjusted return on equity, excluding from shareholders' equity, gains/losses associated with foreign currency remeasurement.

RECONCILIATION OF U.S. GAAP RETURN ON EQUITY (ROE) TO ADJUSTED ROE
(EXCLUDING IMPACT OF FOREIGN CURRENCY)

SIX MONTHS ENDED JUNE 30,	2026	2025
U.S. GAAP ROE - Net earnings[1]	12.3%	4.7%
Impact of excluding unrealized foreign currency translation gains (losses)	(2.2)	(0.8)
Impact of excluding unrealized gains (losses) on securities and derivatives	(1.0)	(0.2)
Impact of excluding effect of changes in discount rate assumptions	4.0	0.7
Impact of excluding pension liability adjustment	—	—
Impact of excluding AOCI	0.9	(0.3)
U.S. GAAP ROE - less AOCI	13.2	4.4
Differences between adjusted earnings and net earnings[2]	(0.4)	8.7
Adjusted ROE - reported	12.8	13.1
Impact of excluding gains (losses) associated with foreign currency remeasurement[3]	3.9	3.0
Adjusted ROE, excluding foreign currency remeasurement	16.7	16.1

1    U.S. GAAP ROE is calculated by dividing net earnings (annualized) by average shareholders' equity.
2    See separate reconciliation of net income to adjusted earnings.
3    Impact of gains/losses associated with foreign currency remeasurement is calculated by excluding the cumulative (beginning January 1, 2021) foreign currency gains/losses associated with i) foreign currency remeasurement and ii) sales and redemptions of invested assets. The impact is the difference of adjusted return on equity - reported compared with adjusted return on equity, excluding from shareholders' equity, gains/losses associated with foreign currency.

EFFECT OF FOREIGN CURRENCY ON ADJUSTED RESULTS[1]
(SELECTED PERCENTAGE CHANGES, UNAUDITED)

THREE MONTHS ENDED JUNE 30,	Including Currency Changes	Excluding Currency Changes[2]
Net earned premiums[3]	(6.3)%	(1.1)%
Adjusted net investment income[4]	(9.6)	(7.6)
Total benefits and expenses	(6.5)	(1.5)
Adjusted earnings	(7.7)	(4.9)
Adjusted earnings per diluted share	(1.7)	1.1

1Refer to previously defined adjusted earnings and adjusted earnings per diluted share.
2Amounts excluding currency changes were determined using the same foreign currency exchange rate for the current period as the comparable period in the prior year, which eliminates dollar-based fluctuations driven solely from currency rate changes.
3Net of reinsurance
4Refer to previously defined adjusted net investment income.

EFFECT OF FOREIGN CURRENCY ON ADJUSTED RESULTS[1]
(SELECTED PERCENTAGE CHANGES, UNAUDITED)

SIX MONTHS ENDED JUNE 30,	Including Currency Changes	Excluding Currency Changes[2]
Net earned premiums[3]	(4.2)%	(0.9)%
Adjusted net investment income[4]	(5.6)	(4.3)
Total benefits and expenses	(4.5)	(1.2)
Adjusted earnings	(4.2)	(2.4)
Adjusted earnings per diluted share	2.0	4.1

1Refer to previously defined adjusted earnings and adjusted earnings per diluted share.
2Amounts excluding currency changes were determined using the same foreign currency exchange rate for the current period as the comparable period in the prior year, which eliminates dollar-based fluctuations driven solely from currency rate changes.
3Net of reinsurance
4Refer to previously defined adjusted net investment income.

GLOSSARY OF OPERATIONAL MEASURES
The Company defines the operational measures included in this document as follows:
•Operating ratios are used to evaluate the Company's financial condition and profitability. Examples include: (1) Ratios to total adjusted revenues, which present expenses as percentage of total revenues and (2) Ratios to total premium, including benefit ratio. Operating ratios include: Benefit Ratio and Expense Ratio.
•New annualized premium sales are sometimes referred to as new sales or sales. An operating measure that is not reflected on the Company's financial statements. New annualized premium sales generally represent annual premiums on policies and riders the Company sold and incremental increases from policy conversions that would be collected over a 12-month period assuming the policies remain in force for that entire period. For Aflac Japan, new annualized premium sales are determined by applications submitted during the reporting period. For Aflac U.S., new annualized premium sales are determined by applications that are issued during the reporting period. Policy conversions are defined as the positive difference in the annualized premium when a policy upgrades in the current reporting period. The Company believes that this metric is a key indicator of the Company's future source of earnings.
•Premium persistency is the percentage of premiums remaining in force at the end of a period, usually one year, and presented on a trailing 12-month average basis. For example, 95% persistency would mean that 95% of the premiums in force at the beginning of a period are still in force at the end of the period. The Company believes that this metric is a key driver of in force levels, which is a key measure of the size of the Company's business and future sources of earnings.

FORWARD-LOOKING INFORMATION
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” to encourage companies to provide prospective information, so long as those informational statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those included in the forward-looking statements. Aflac Incorporated (the Parent Company) and its subsidiaries (collectively with the Parent Company, the Company) desire to take advantage of these provisions. This document contains cautionary statements identifying important factors that could cause actual results to differ materially from those projected herein, and in any other statements made by Company officials in communications with the financial community and contained in documents filed with or furnished to the Securities and Exchange Commission (SEC). Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results or other developments. Furthermore, forward-looking information is subject to numerous assumptions, risks and uncertainties. In particular, statements containing words such as “expect,” “anticipate,” “believe,” “goal,” “objective,” "strategy," “may,” “should,” “estimate,” “intend,” “project,” "future," “will,” “assume,” “potential,” “target,” "outlook," "continue" or similar words as well as specific projections of future results, generally qualify as forward-looking. The Company undertakes no obligation to update such forward-looking statements, except as may be required by law.
The Company cautions readers that the following factors, in addition to other factors mentioned from time to time, could cause actual results to differ materially from those contemplated by the forward-looking statements:

•difficult conditions in global capital markets and the economy, including inflation
•defaults and credit downgrades of investments
•global fluctuations in interest rates and exposure to significant interest rate risk
•concentration of business in Japan
•limited availability of acceptable Japanese yen-denominated investments
•foreign currency fluctuations in the yen/dollar exchange rate
•differing interpretations applied to investment valuations
•significant valuation judgments in determination of expected credit losses recorded on the Company's investments
•decreases in the Company's financial strength or debt ratings
•decline in creditworthiness of other financial institutions
•the Company's ability to attract and retain qualified sales associates, brokers, employees, and distribution partners
•deviations in actual experience from pricing and reserving assumptions
•ability to continue to develop and implement improvements in information technology systems and on successful execution of revenue growth and expense management initiatives
•interruption in telecommunication, information technology and other operational systems, or a failure to maintain the security, confidentiality, integrity or privacy of sensitive data residing on such systems, and uncertainty regarding the impact of the incident involving unauthorized access to the Company’s network in June 2025
•subsidiaries' ability to pay dividends to the Parent Company
•inherent limitations to risk management policies and procedures
•operational risks of third-party vendors
•tax rates applicable to the Company may change
•failure to comply with restrictions on policyholder privacy and information security
•extensive regulation and changes in law or regulation by governmental authorities
•competitive environment and ability to anticipate and respond to market trends
•catastrophic events, including, but not limited to, epidemics, pandemics, tornadoes, hurricanes, earthquakes, tsunamis, war or other military action, major public health issues, terrorism or other acts of violence, and damage incidental to such events
•ability to protect the Aflac brand and the Company's reputation
•ability to effectively manage key executive succession
•changes in accounting standards
•level and outcome of litigation or regulatory inquiries
•allegations or determinations of worker misclassification in the United States

Analyst and investor contact - David A. Young, 706.596.3264; 800.235.2667 or aflacir@aflac.com
Media contact - Ines Gutzmer, 762.207.7601 or igutzmer@aflac.com